Exhibit 10.1

FORM OF ASSET REPRESENTATIONS REVIEW AGREEMENT

Among

SYNCHRONY BANK,
as Seller,

RFS HOLDING, L.L.C.,
as Transferor,

SYNCHRONY FINANCIAL,
Individually and as Servicer,

SYNCHRONY CREDIT CARD MASTER NOTE TRUST,
as Issuer,

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of [●], 20[●]

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Table of Contents

(continued)

Schedule A — Representations and Warranties, Review Materials and Tests

Attachment 1 –Required Insurance Coverage

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ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of [●], 20[●], among SYNCHRONY BANK, a federal savings association, as Seller (“Seller”), RFS HOLDING, L.L.C., a Delaware limited liability company, as Transferor (“Transferor”), SYNCHRONY FINANCIAL, a Delaware corporation, individually (“Synchrony Financial”) and as Servicer (in such capacity, “Servicer”), SYNCHRONY CREDIT CARD MASTER NOTE TRUST, a Delaware statutory trust, as Issuer (“Issuer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as Asset Representations Reviewer (in such capacity, “Vendor”).

BACKGROUND

In connection with its credit card securitization program, Seller transferred, and will transfer, receivables arising in certain credit card accounts to Transferor. Transferor has transferred, and will transfer, such receivables to Issuer.

Issuer has granted a security interest in such receivables to Deutsche Bank Trust Company Americas, as indenture trustee (“Indenture Trustee”), as security for Issuer’s obligations under the Indenture (as defined herein).

Issuer has determined to engage Vendor to perform reviews of compliance of Seller and Transferor with the representations and warranties made by Seller and Transferor with respect to certain credit card accounts and receivables as set forth herein.

The parties agree as follows.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.          Usage and Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Indenture (including any supplement thereto).

Section 1.2.          Additional Definitions. The following terms have the meanings given below:

“Affiliate” of a person (the “first person”) means a person or entity controlled by, controlling or under common control with the first person.

“Agreement” means, collectively, this Agreement, and the schedules, attachments and exhibits attached hereto.

“Annual Fee” has the meaning stated in Section 4.3(a).

“Asset Representations Review” means the performance by Vendor of the testing procedures for each Test and each Subject Account and Subject Receivable according to Section 3.4.

“Asset Representations Reviewer” means Vendor, and any successor or permitted assign thereof, performing the obligations of Vendor under this Agreement.

“Company” means, collectively, Synchrony Financial and the Synchrony Affiliates.

“Deliverables” individual items or combinations of Proprietary Materials, Synchrony Proprietary Materials, Vendor Materials, or Third Party Materials delivered to Company under this Agreement.

“Designated Persons” has the meaning stated in Section 5.2(a).

“Documentation” means all written materials related to any Services or Deliverables that are supplied by Vendor to Company hereunder, including any and all manuals, training materials, guides, functional and/or technical specifications, commentary, listings and other materials, in any or all media, for use in conjunction with the applicable Services or Deliverables.

“Force Majeure Events” has the meaning stated in Section 12.13.

“Good Industry Practice” means, in relation to any undertaking and any circumstances, the exercise of a high degree of skill, diligence, prudence and foresight that would reasonably be expected from a highly skilled and experienced Person engaged in the same type of undertaking under the same or similar circumstances.

“Indenture” means that certain Master Indenture, dated as of September 25, 2003, by and between Issuer and Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Intellectual Property Rights” means all right, title and interest, including all copyright rights, patent rights (including rights under all patent applications, patents, letters patent, supplementary patent certificates, inventor’s certificates, continued prosecution applications, requests for continued examination, and other similar filings or stages thereof) and trademark rights, as well as all proprietary rights (including Trade Secrets) and moral rights (including the rights of authorship and attribution and subsequent modification) throughout the world, whether under the laws of the United States, any of its several states or any foreign jurisdiction and whether or not evidenced by certificates, applications or registrations therefor and whether granted permanently, on initial issuance or granted upon reissue, re-examination, division, extension, provisionally, in continuation or in continuation-in-part and at all times further including all goodwill associated with all such right.

“Issuer” has the meaning stated in the initial paragraph of this Agreement.

“Notices” has the meaning stated in Section 6.4.

“Permitted Resignation Date” means the fifth anniversary of the date of this Agreement, as such date may be extended by agreement of the Issuer, Synchrony and the Asset Representations Reviewer.

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“Personal Data” means any information relating to an identified or identifiable natural person.

“PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with, or identifiable to, an individual and any information that when used separately or in combination with other information could identify an individual.

“Processing” of Personal Data shall mean and include any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as collections, recording, organization, storage, adaptation or alteration, retrieval, accessing, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction. “Processed” shall have the correlative meaning.

“Proprietary Materials” means: (a) all inventions and discoveries, whether or not patentable, reduced to practice or recorded in a medium; (b) all published and unpublished works of authorship including audio-visual works, “look and feel,” artwork, illustrations, images, photographs and printed or graphic matter; (c) all tangible materials, including all prototypes, models, designs, files, templates, libraries, tools, graphics, screen displays and/or their other user interface components or “look and feel” (as that phrase is understood and applied under Title 17 U.S.C.), creative content, algorithms, formulae data, information, reports and technologies; and (d) business and technical requirements and system designs and architectures in any form or medium.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review and a Subject Account and Subject Receivable, the documents and other materials for each Test listed under “Review Materials” in Schedule A or any additional documents or other materials that Vendor may reasonably request.

“Review Report” means, for an Asset Representations Review, the report of Vendor prepared according to Section 3.5.

“Review Satisfaction Date” means the date on which the Noteholders have voted to cause Vendor to conduct an Asset Representations Review pursuant to Section 5.18 of the Indenture.

“Security Breach” has the meaning stated in Section 6.4.

“Servicer” has the meaning stated in the initial paragraph of this Agreement.

“Services” means the services to be performed by Vendor pursuant to this Agreement.

“Subject Accounts” means, for any Asset Representations Review, the related credit card accounts in which the Subject Receivables arose.

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“Subject Receivables” means, for any Asset Representations Review, all Transferred Receivables which are 60-Day Delinquent Receivables as of the last day of the Monthly Period prior to the related Review Satisfaction Date.

“Synchrony Affiliate” means any Affiliate of Synchrony Financial, including, for the avoidance of doubt, Issuer.

“Synchrony Confidential Information” has the meaning stated in Section 7.2.

“Synchrony Financial” has the meaning stated in the initial paragraph of this Agreement.

“Synchrony Financial PII” means PII furnished by Company to Vendor and PII developed or otherwise collected or acquired by Vendor in performing its obligations under this Agreement.

“Synchrony Information Privacy Laws” has the meaning stated in Section 6.3.

“Synchrony Personal Data” includes (i) Personal Data provided to Vendor by or on behalf of Company; (ii) Personal Data (from whatever source) being Processed by Vendor on behalf of Company; (iii) Personal Data (from whatever source) pertaining to personnel of Company; and (iv) Personal Data created by Vendor based on data in sub-section (i), (ii) or (iii) above.

“Synchrony Proprietary Materials” shall mean any and all data, designs, specifications, inventions, discoveries, improvements, ideas, know-how, techniques, materials, program materials, flow charts, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, schematics, and other items, supplied by Synchrony to Vendor in connection with the Services hereunder.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

“Third Party Auditor” means an independent public accounting firm that is not Affiliated with Vendor or Company.

“Third Party Materials” means all Proprietary Materials the Intellectual Property Rights for which are owned, by an individual or entity other than Issuer and/or Synchrony Affiliates and Vendor (including Affiliates of Vendor).

“Trade Secrets” means any business, scientific or technical data, information, design, process, procedure, formula, or improvement that is commercially valuable to either party and is not generally known in the industry. Each party acknowledges that the Trade Secrets of the other party have been developed by that party at great expense and with the considerable effort of skilled professionals. Each party also acknowledges that the Services and Deliverables under this Agreement may by necessity incorporate Trade Secrets.

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“Transferor” has the meaning stated in the initial paragraph of this Agreement.

“Vendor” has the meaning stated in the initial paragraph of this Agreement.

“Vendor Materials” means those concepts, ideas, models, know-how, software, methodologies, technologies or techniques owned by Vendor that were not or are not created, developed or supplied specifically to Synchrony Financial.

“Work Product” means all designs, specifications, inventions, discoveries, improvements, ideas, know-how, techniques, materials, program materials, flow charts, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, schematics, and other items, created, developed or supplied specifically for Synchrony Financial in connection with the Services, including, without limitation, any improvements of any Vendor Materials (as defined below), any improvements on any Synchrony Proprietary Materials, and, to the extent permitted, any improvements on materials of any third party.

ARTICLE II
ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1.          Engagement; Acceptance. Issuer engages Clayton Fixed Income Services LLC to perform the obligations of Vendor hereunder. Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of Vendor hereunder on the terms set forth in this Agreement. For the avoidance of doubt, Vendor shall be the Asset Representations Reviewer (as defined in the Indenture).

Section 2.2.          Confirmation of Status. The parties confirm that Vendor is not responsible for (a) reviewing the Transferred Receivables and Accounts for compliance with the representations and warranties under the Transfer Agreement or the Bank Receivables Sales Agreement, except as described in this Agreement, or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transfer Agreement or the Bank Receivables Sales Agreement.

Section 2.3.          Subcontractors. The unique abilities, knowledge and skills of Vendor and its personnel constitute material consideration of this Agreement. Vendor agrees that it shall not employ any agent or subcontractor in connection with the performance of any Services without the prior written consent of Synchrony Financial, which will not be unreasonably withheld or delayed. If Synchrony Financial does consent, Vendor shall provide Synchrony Financial with written evidence (reasonably acceptable to Synchrony Financial) of said agent’s or subcontractor’s compliance with the confidentiality provisions of this Agreement prior to the disclosure of any Synchrony Confidential Information to, or the performance by, any such agent or subcontractor in connection with or pursuant to this Agreement. Vendor shall have formal written contracts with all subcontractors and shall ensure that all confidentiality, regulatory, and similar obligations of Vendor are contractually undertaken by each subcontractor. Vendor shall include in its subcontracts as flow-down provisions, provisions relating to, or in connection with, Vendor personnel, audit, security and safeguarding of data, confidentiality, work standards, relationship of the parties of this Agreement, and any other provisions as necessary for Vendor to fulfill its obligations under this Agreement. Even if there is no breach of the underlying obligation, a failure to obtain such written agreement shall constitute a material breach of this Agreement.

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Section 2.4.          Timely and Quality Performance. Vendor personnel shall perform the Services with promptness and diligence and in accordance with Good Industry Practice. Vendor shall be responsible for the management of all Vendor personnel in the performance of Services, the integrity and quality of all Services and Deliverables, and the required periodic reporting of the status of all Services and Deliverables to Issuer.

Section 2.5.          Synchrony Financial Review and Acceptance. If any Vendor personnel performing Services are found to be unacceptable to Synchrony Financial for cause, including demonstration that he or she is not qualified to perform the Services assigned, Synchrony Financial shall notify Vendor of such fact and Vendor shall immediately remove said Vendor personnel and, if requested by Synchrony Financial, provide a qualified replacement. If any Vendor personnel are found to be unacceptable to Synchrony Financial for any other lawful reason, Synchrony Financial shall notify Vendor of such fact in writing and Vendor shall promptly take reasonable and appropriate action.

ARTICLE III
ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1.          Review Notices. On receipt of a Review Notice from Issuer in accordance with Section 5.18 of the Indenture, Vendor will start an Asset Representations Review. Vendor will have no obligation to start an Asset Representations Review until a Review Notice is received.

Section 3.2.          Identification of Subject Receivables. Within [●] [Business Days][calendar days] after receipt of a Review Notice, Servicer will deliver to Vendor a list of the Accounts in which the Subject Receivables arise.

Section 3.3.          Review Materials.

(a)          Access to Review Materials. Servicer will give Vendor access to the Review Materials for all of the Subject Accounts and Subject Receivables within [sixty] calendar days after receipt of the Review Notice in one or more of the following ways: (i) by providing access to Servicer’s receivables systems, either remotely or at one of the properties of Servicer, (ii) by electronic posting to a password-protected website to which Vendor has access, (iii) by providing originals or photocopies of documents relating to the Subject Accounts and Subject Receivables at one of the properties of Servicer or (iv) in another manner agreed by Servicer and Vendor. Servicer may redact or remove PII from the Review Materials without changing the usefulness of the Review Materials for the Asset Representations Review.

(b)          Missing or Insufficient Review Materials. Vendor will review the Review Materials to determine if any Review Materials are missing or insufficient for Vendor to perform any Test. If Vendor determines that any of the Review Materials are missing or insufficient for Vendor to perform any Test, Vendor will notify Servicer promptly, and in any event no less than [thirty] calendar days before completing the Asset Representations Review. Servicer will have [fifteen] calendar days to give Vendor access to such missing Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Review Materials or other documents have not been provided by Servicer within [fifteen] calendar days after receipt of such notice, the parties agree that each Subject Account and Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Review Report will indicate the reason for the Test Fail.

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Section 3.4.          Performance of Reviews.

(a)          Test Procedures. For an Asset Representations Review, Vendor will perform for the Subject Accounts and Subject Receivables the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test, Vendor will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”). Vendor will use such determination for all Subject Accounts and Subject Receivables that are subject to the same Test.

(b)          Review Period. Vendor will complete the Asset Representations Review of all of the Subject Receivables within [90] calendar days after receiving access to the Review Materials as contemplated by Section 3.3(a). However, if additional Review Materials are provided to Vendor under Section 3.3(b), the permissible period for the Asset Representations Review will be extended for an additional [30] calendar days (as such period may be extended, the “Asset Representations Review Period”).

(c)          Completion of Asset Representations Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by Vendor, Servicer may notify Vendor if a Subject Receivable is paid in full by the related Obligor or purchased by Servicer, Seller or Transferor according to the applicable Related Document. On receipt of notice, Vendor will immediately terminate all Tests of such Subject Receivables and the Asset Representations Review of such Subject Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for such Subject Receivables and the related reason.

(d)          Previously Performed Test. If any Test was performed for a Subject Account or Subject Receivable included in a prior Asset Representations Review, Vendor will not perform such Test again, but will include the results of such previous Tests for any such duplicate Subject Account or Subject Receivable in the Review Report for the current Asset Representations Review. If the same Test is required for more than one representation or warranty listed on Schedule A, Vendor will only perform the Test once but will report the results of the Test for each applicable representations or warranty on the Review Report.

(e)          Termination of Asset Representations Review. If an Asset Representations Review is in process and all Outstanding Notes of Issuer will be paid in full on the next Payment Date, Servicer will notify Vendor and Indenture Trustee no less than [ten] calendar days before such Payment Date. On receipt of notice, Vendor will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

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Section 3.5.          Review Reports. Within [five] calendar days after the end of the Asset Representations Review Period, Vendor will deliver to Indenture Trustee, Synchrony Financial, Servicer, Synchrony Bank and Transferor a Review Report indicating for each Subject Account and Subject Receivables whether there was a Test Pass or a Test Fail for each Test, or whether such Subject Account and Subject Receivable was assigned a Test Complete and the related reason. The Review Report will contain a summary of the Asset Representations Review results, which may (in whole or in part) be included in the Form 10-D report with respect to Issuer for the Monthly Period in which the Review Report is received. Vendor will ensure that the Review Report does not contain any Synchrony Financial PII. On reasonable request of Servicer, Vendor will provide additional detail on the Test results.

Section 3.6.          Review Representatives; Cooperation.

(a)          Servicer, Seller, and Transferor Representatives. Each of Servicer, Seller and Transferor agrees to designate one or more representatives who will be available to assist Vendor in performing the Asset Representations Review, including responding to requests and answering questions from Vendor about access to Review Materials, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b)          Vendor Representative. Vendor will designate one or more representatives who will be available to Issuer, Servicer, Seller, Transferor and Indenture Trustee during the performance of an Asset Representations Review.

(c)          Seller and Transferor Cooperation. Each of Seller and Transferor shall (i) cooperate with Vendor in completing procedures for an Asset Representations Review and (ii) provide Vendor with reasonable access to its offices and information databases upon written request from Vendor.

(d)          Questions About Asset Representations Review. Vendor will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from Issuer, Indenture Trustee, Seller, Transferor or Servicer until the earlier of (i) the payment in full of all of the Outstanding Notes of Issuer and (ii) one year after the delivery of the Review Report. Vendor will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person and will direct such Persons to submit written questions or requests to Indenture Trustee.

Section 3.7.          Dispute Resolution. Vendor agrees and acknowledges that any Review Report may be used by Issuer, Seller, Transferor, Indenture Trustee or Servicer in any dispute resolution proceeding related to the Subject Receivables and/or Subject Accounts. No additional fees or reimbursement of expenses shall be paid to Vendor regarding the Issuer’s, Seller’s Transferor’s, Indenture Trustee’s or Servicer’s use of any Review Report; provided that Vendor will be reimbursed for Vendor’s out of pocket expenses incurred in its participation in any dispute resolution proceeding.

Section 3.8.          Limitations on Review Obligations.

(a)          Review Process Limitations. Vendor will have no obligation:

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(i)          to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture, and may rely on the information in any Review Notice delivered to Vendor;

(ii)         to determine which Accounts and Transferred Receivables are subject to an Asset Representations Review, and may rely on the lists of Subject Accounts and Subject Receivables provided by Servicer;

(iii)        to obtain or confirm the validity of the Review Materials;

(iv)        to obtain missing or insufficient Review Materials from any party or any other source;

(v)         to determine whether noncompliance with the representations or warranties constitutes a breach of the provisions of any of the Related Documents;

(vi)        to take any action or cause any other party to take any action under any of the Related Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Accounts and Subject Receivables;

(vii)       to determine the reason for the delinquency of any Transferred Receivable, the creditworthiness of any Obligor, the overall quality of any Transferred Receivable or the compliance by Servicer with its covenants with respect to the servicing of such Transferred Receivable; or

(viii)      to establish cause, materiality or recourse for any failed Test.

(b)          Testing Procedure Limitations. Vendor will only be required to perform the testing procedures listed under “Tests” in Schedule A, and will not be obligated to perform additional procedures on any Subject Account or Subject Receivable or to provide any information other than a Review Report indicated for each Subject Account and Subject Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Account or Subject Receivable was a Test Complete and the related reason. However, Vendor may provide additional information about any Subject Account or Subject Receivable that it determines in good faith to be material to the Review. Issuer expressly agrees that Vendor is not advising Issuer or any investor or future investor in securities issued by the Issuer concerning the suitability of the Issuer or any investment strategy. Issuer expressly acknowledges and agrees that Vendor is not an expert in accounting, tax, regulatory, or legal matters, and that Vendor does not provide legal advice as to any matter.

ARTICLE IV
ASSET REPRESENTATIONS REVIEWER

Section 4.1.          Representations and Warranties. Vendor represents and warrants to Issuer as of the date hereof and at all times prior to the termination of this Agreement:

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(a)          No Proceedings. There are no proceedings or investigations pending or, to the best of Vendor’s knowledge, threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Vendor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on Vendor’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(b)          Eligibility. Vendor meets the eligibility requirements in Section 8.1.

(c)          Safeguards. Vendor has, and will continue to have, adequate administrative, technical and physical safeguards designed to: (i) ensure the security and confidentiality of all Synchrony Confidential Information, (ii) protect against any anticipated threats or hazards to the security or integrity of Synchrony Confidential Information and (iii) protect against any unauthorized acquisition of, access to or use of Synchrony Confidential Information.

(d)          Interference with Services. Vendor is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would in any way interfere or conflict with, or would prevent, limit, or impair in any way the performance by Vendor of any of the terms of this Agreement or of the Services.

(e)          Performance. All Services will be performed accurately, completely and in accordance with the terms of this Agreement. Additionally, Vendor represents and warrants that its Services hereunder will be performed by qualified individuals in a professional, workmanlike and timely manner conforming to Good Industry Practice, and in strict accordance with all applicable laws, regulations, codes and standards of government agencies or authorities having jurisdiction.

(f)          Organizational Existence. Vendor (i) is a corporation or organization duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualifications; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and hereafter contemplated to be conducted; (iv) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all authorities having jurisdiction, to the extent required for such current ownership and operation or as proposed to be conducted; and (v) is in compliance with its certificate of incorporation and by-laws.

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(g)          Corporate Power. The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered hereunder: (i) are within the party’s corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not and will not contravene any provisions of its certificate of incorporation or by-laws; (iv) will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach of, or constitute a default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which any of its property is bound; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained previously. This Agreement has been duly executed and delivered, and constitutes a legal, valid, and binding obligation, enforceable in accordance with its terms, subject to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally from time to time in effect and to the availability of equitable remedies.

(h)          Solvency. Vendor is solvent.

(i)          No Default. Vendor is not in default with respect to any material contract, agreement, lease, or other instrument to which it is a party, nor has it received any notice of default under any such material contract, agreement, lease or other instrument which as a consequence of any such default, would materially and adversely affect the performance of its obligations under this Agreement.

(j)          No Burdensome Restrictions. No contract, lease agreement, or other instrument to which Vendor is a party or by which it is bound, and no provision of applicable law or governmental regulation, materially and adversely affects its business, operation, prospects, property or financial condition such as to impair its ability to meet its obligations under this Agreement.

(k)          Accuracy of Information Correct. To the best of Vendor’s knowledge and belief, all information furnished by Vendor for purposes of or in connection with this Agreement or any information hereafter furnished by Vendor, is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. Vendor further warrants that there is no fact known which has not been disclosed and which materially and adversely affects its financial condition, business, property, or prospects.

(l)          No Claims/No Infringement. Vendor has, and during the term of this Agreement will continue to have, all rights to any and all intellectual property used in connection with the provision of the Services. No claim (whether or not embodied in an action, past or present) that the Services infringe on any patent, copyright, trademark or service mark, or misappropriate any trade secret or other proprietary right, has been threatened or asserted, and no such claim is pending against Vendor or against any entity from which Vendor obtained such rights. To the best of the Vendor’s knowledge and belief, the Issuer’s use of the Services as contemplated in this Agreement will not infringe on any patent, copyright, trademark, or service mark or misappropriate any trade secret or infringe any proprietary or Intellectual Property Right of any party, including Vendor, any employee or contractor of Vendor or any third party. Synchrony Financial shall be notified in writing immediately of any such claim described in this Section 4.1(l).

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(m)          Sarbanes Oxley. If applicable, Vendor is in compliance with Section 404 of the Sarbanes Oxley Act of 2002 (“Sarbanes-Oxley”) and it will supply to Synchrony Financial, in a form and manner specified by Synchrony Financial, documents attesting that Vendor has in place key controls that are effective and have been tested by a third party, such as a Third Party Auditor, that monitor and ensure compliance with Section 404 of Sarbanes-Oxley. Upon Synchrony’s written request, Vendor shall certify such of its internal systems and processes as Synchrony Financial deems necessary to support Synchrony Financial’s compliance with Section 404 of Sarbanes Oxley.

(n)          Complaint Tracking. To the extent not prohibited by law, rule or order, Vendor shall, as soon as reasonably practical upon Vendor’s knowledge thereof, notify Synchrony Financial of all complaints, counterclaims, actions or suits received by Vendor relating to any Services provided by Vendor to Issuer hereunder, including, but not limited to, complaints, counterclaims, actions or suits received from or filed or made by any governmental agency or department, or other third party. Copies of all written materials or communications relating to adverse claims and governmental investigations shall be forwarded to Synchrony Financial. Vendor shall maintain a written log of all complaints received by Vendor, which shall be available for review by Synchrony Financial’s auditors or any regulatory body. Without limiting the foregoing, with respect to any threatened or filed complaint, action, suit or counterclaim relating to any Services provided by Vendor to Issuer hereunder, Vendor immediately shall forward a copy of all related correspondence to Synchrony Financial within two (2) Business Days after receipt by Vendor.

(o)          Disclaimer. EXCEPT AS EXPRESSLY STATED HEREIN, EACH PARTY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(p)          Independent Contractors. Vendor has complied with, and covenants that during the term of this Agreement, shall continue to comply with, all laws, rules and regulations required by appropriate government authorities of independent contractors, including the appropriate withholding, reporting and payment of all required taxes/

Section 4.2.          Covenants. Vendor covenants and agrees that:

(a)          Eligibility. It will notify Issuer, Transferor, Seller, Synchrony Financial, Servicer and Indenture Trustee promptly if it no longer meets the eligibility requirements in Section 8.1.

(b)          Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. Vendor will ensure that these systems allow for each Subject Account and Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement and in accordance with Good Industry Practice. Vendor will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c)          Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of [two years] after the delivery of any Review Report. After such [two year] period, Vendor shall (at Synchrony Financial’s option) either (i) promptly return to Synchrony Financial all such information in its possession or (ii) destroy or erase permanently all such information and confirm in writing to Synchrony Financial that it has done so.

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(d)          Work Product. Synchrony Financial shall be the sole owner of, and Vendor will assign, and does hereby assign, to Synchrony Financial, all Work Product and all copyright, patent, trademark, trade secret and other proprietary rights in and to the Work Product, free and clear of all mortgages, liens, pledges, custodianships, security interest or other encumbrances, restrictions, claims or charges of any kind.

(e)          Business Continuity. Vendor will prepare and maintain, at no additional cost to Synchrony Financial, a Business Continuity Plan (“BCP”) designed to enable Vendor to continue to provide services in the event of a disaster or other BCP-triggering event. At Synchrony Financial’s request, Vendor will provide Synchrony Financial with a copy of the BCP. Vendor will maintain the BCP, update it and test it at least once every calendar year.

(f)          Opinion of Counsel. On the date hereof and promptly upon written request, Vendor shall provide an opinion of counsel, which may be an opinion of in-house counsel, addressed to Servicer, Synchrony Financial, Indenture Trustee, the owner trustee of Issuer, Issuer, each Rating Agency and the underwriters or purchasers of asset-backed notes issued by, or lenders to, Issuer to the effect that:

(i)          Vendor is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under this Agreement;

(ii)         the execution, delivery and performance by Vendor of this Agreement and the consummation by Vendor of the Services contemplated hereby have been duly authorized by all necessary corporate action;

(iii)        this Agreement has been duly and validly executed and delivered by and constitutes the valid and binding obligation of Vendor, enforceable against Vendor in accordance with its term; and

(iv)        the execution and delivery by Vendor of this Agreement and the consummation of the Services contemplated hereby will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the limited liability company agreement of Vendor, (B) to such counsel’s knowledge, any material indenture, contract, lease, mortgage, deed of trust or other instrument of agreement to which Vendor is a party or by which Vendor is bound or (C) to such counsel’s knowledge, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over Vendor.

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(g)          Control.        It will comply with all Company policies, including but not limited to, data security and data protection policies, provided to and acknowledged and accepted in writing by it in connection with performing its duties under this Agreement and the Indenture. It shall also adhere to reasonable quality assurance procedures to ensure that the performance of the Asset Representations Reviews have been delivered in accordance with Good Industry Practice.

(h)          Insurance.        Vendor shall obtain and keep in force, during the term of this Agreement, insurance coverage for the benefit of Vendor and Company, issued by insurance carriers with a minimum A.M. Best rating of A, VII, as set forth in Attachment 1 as Attachment 1 may be updated and modified from time to time. To the extent permitted by its respective policies of insurance, Vendor hereby waives any right of recovery against Company for any loss or damage that is covered by any insurance policy maintained or required to be maintained with respect to this Agreement. Vendor shall inform its insurers of this waiver and shall secure from them amendments to the policies recognizing and providing such waiver. The insurance obtained and maintained by Vendor in accordance with this Agreement shall in no way affect the limitations of Vendor’s liability or indemnification obligations under this Agreement.

Section 4.3.          Fees and Expenses.

(a)          Annual Fee. Synchrony Financial will pay Vendor, as compensation for agreeing to act as Asset Representations Reviewer under this Agreement, an annual fee of $[●] (the “Annual Fees”). The Annual Fee will be paid as agreed in this Section 4.3(a) and Section 4.4 by Synchrony Financial until this Agreement is terminated. The Annual Fee will be initially payable on the date of this Agreement and then payable annually on each anniversary of the date of this Agreement.

(b)          Review Fee. Following the completion of an Asset Representations Review and the delivery to Indenture Trustee, Synchrony Financial, Servicer and Transferor of the Review Report, or the termination of an Asset Representations Review according to Section 3.4(e), and the delivery to Synchrony Financial of a detailed invoice, Vendor will be entitled to a fee of [$[●] for each Account containing a Subject Receivable][$[●] per hour][insert any other rate agreed upon by Vendor and Synchrony Financial] (the “Review Fee”). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review or for any Asset Representations Review in which no Tests were completed prior to Vendor being notified of a termination of the Asset Representations Review in accordance with Section 3.4(e). Synchrony Financial will pay the Review Fee to Vendor in accordance with the terms of the detailed invoice from Vendor.

(c)          Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, Synchrony Financial will reimburse Vendor for its reasonable travel expenses incurred in connection with the Asset Representations Review within thirty (30) days of receipt of a detailed invoice.

(d)          Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, Synchrony Financial will reimburse the Asset Representations Reviewer for such expenses within thirty (30) days of receipt of a detailed invoice.

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(e)          No Hidden Charges. Except as provided in Section 4.3(c) and (d), all Annual Fees and Review Fees shall be inclusive of all overhead costs, payroll taxes, employee benefits, training, travel and living, supplies, administration, insurance and other expenses or costs of any nature and all Vendor’s equipment.

Section 4.4.          Invoices. Vendor shall submit invoices in the month following the month in which the services were furnished, and Synchrony Financial shall pay all undisputed correct invoices within thirty (30) days following the receipt thereof by Synchrony Financial. Synchrony Financial reserves the right not to pay any invoice issued more than one hundred eighty (180) days from delivery of the related Deliverable or completion of the related Services and/or after such other mutually agreed payment date.

Section 4.5.          Taxes. All fees are exclusive of any taxes that may be levied or assessed on the services (except for taxes which may be levied on Vendor’s gross revenues or net income or business privileges, property, or license taxes of Vendor, which taxes shall not be the responsibility of either Synchrony Financial or any Synchrony Affiliate). All taxes, duties, fees and other governmental charges of any kind (including sales, services and use taxes, but excluding taxes based on the gross revenues or net income of Vendor or business privileges, property, or license taxes of Vendor) which are imposed by or under the authority of any government or any political subdivision thereof on the fees for any of the Services shall be borne by Synchrony Financial and shall not be considered a part of, a deduction from or an offset against such fees. Vendor and Synchrony Financial shall cooperate with each other in minimizing any applicable tax and in obtaining any exemption from or reduced rate of tax available under any applicable law or tax treaty.

Section 4.6.          Delegation of Obligations. Vendor may not delegate or subcontract its obligations under this Agreement to any Person without the consent of Synchrony Financial, which may be withheld in Synchrony Financial’s sole discretion.

ARTICLE V
compliance

Section 5.1.          Synchrony Financial Policies and Directives. Except as otherwise provided in Section 4.2(g), Vendor shall, and shall ensure that all Vendor personnel will, abide by all reasonable directives issued by Synchrony Financial, including those relating to its Code of Conduct for Suppliers, Contractors and Consultants as described at http://investors.synchronyfinancial.com/corporate-governance/code-of-conduct.aspx, all on-site rules of behavior, work schedules, security procedures and other standards and procedures as may be established by Synchrony Financial from time to time and as such are applicable to Vendor; provided that in the event of a conflict between such directives, including Synchrony Financial’s Code of Conduct for Suppliers, Contractors and Consultants, the provisions of this Agreement will govern.

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Section 5.2.          Books, Records, Audit and Inspections.

(a)          Vendor shall use commercially reasonable efforts to assist Synchrony Financial in meeting its audit and regulatory requirements. During the term of this Agreement, the records regarding Company that are maintained and/or produced by Vendor under this Agreement shall be made available for examination and audit by any regulatory agency or government agency that has jurisdiction over Company’s business. Notwithstanding the foregoing, nothing herein precludes or prevents Synchrony Financial from conducting an audit or review arising from one or more questions or issues with respect to which Synchrony Financial has provided prior notice to Vendor. Vendor shall permit (i) Synchrony Financial and any of its designated and identified employees; (ii) any existing customer whose business is being directly supported by the Services and to whom Synchrony Financial is obligated to provide such access, provided, that in each such instance, such individual(s) shall be subject to confidentiality requirements consistent with those in this Agreement; and (iii) any regulatory body (collectively, the “Designated Persons”) to access (A) any Vendor resource performing Services for Issuer; (B) any part of the premises where the Services are being performed for Issuer; (C) systems used to perform Services for Issuer; and (D) any data and records owned or maintained by Vendor pursuant to this Agreement. Such access shall include making copies of files. Such access shall be provided no more than once annually (unless circumstances arise that warrant additional audits) at reasonable hours and in a manner designed to avoid unreasonable interference with the performance of the Services. Vendor will cooperate fully with, and will provide reasonable assistance to, the Designated Persons in connection with such access. If Synchrony Financial or Vendor learn, through any such audit or review or otherwise, that any invoice rendered by Vendor to Synchrony Financial was not correct, then, as appropriate, Vendor shall promptly reimburse Synchrony Financial for the amount of any overcharge or Synchrony Financial shall promptly pay to Vendor the amount of any undercharge. In addition, upon reasonable request of Synchrony Financial, the Vendor shall provide an independent audit report from a nationally recognized Third Party Auditor to Synchrony Financial as to the security, availability and processing integrity of Vendor’s third party data center and backup tape storage center, which report shall, if Vendor is not otherwise obtaining such a report for itself or other clients or in accordance with laws, rules and regulations applicable to it, be obtained at the expense of Synchrony Financial. In the event Synchrony Financial finds it reasonably necessary in its sole discretion, based on any material deficiencies found during audit(s) described in this Section, to perform follow-up audits or reviews, Vendor will be responsible for all reasonable expenses incurred by Synchrony Financial, including without limitation, the auditor’s or review personnel’s salary for such subsequent audits or reviews.

ARTICLE VI
security

Section 6.1.          Synchrony Financial Security. Vendor is responsible for providing network security and security for such of its facilities where its servers or other network equipment are located and at facilities where work on the Services is conducted. If applicable and as mutually agreed by Synchrony Financial and Vendor from time to time pursuant to Section 4.2(g), Vendor will ensure that such security materially meets Synchrony Financial standards as to network and physical level security as described in the assessment questionnaires. Vendor will implement and maintain physical, technical and organizational measures designed to ensure the security and confidentiality of Synchrony Confidential Information in order to prevent, among other things, accidental, unauthorized or unlawful access, use, modification, disclosure, loss, or destruction of Synchrony Confidential Information. The security measures taken will be in compliance with applicable data protection laws and will be implemented and maintained as appropriate to the risks represented by the processing and the nature of the Synchrony Confidential Information.

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Section 6.2.          Use of Synchrony Financial Resources. In the course of performing Services, Vendor may have access to Synchrony Financial’s or a Synchrony Affiliate’s information technology resources. In such event, Vendor shall use such resources exclusively for performing Services on authorized efforts. Unauthorized use of Synchrony Financial’s or a Synchrony Affiliate’s information technology resources includes, but is not limited to, the following:

(a)          failure to reasonably safeguard resources from damage, misuse or theft;

(b)          circumventing or attempting to compromise, for any reason, computer security regulations such as security software, computer dial-up controls and administrative or operational procedures, without consent of Synchrony Financial;

(c)          tampering with a computer system in a manner which is generally believed to (i) cause harm to computer information, or (ii) lead to the unavailability of the computer resources; and

(d)          performing work of a personal or business nature not directly related to the work required to be performed under this Agreement.

Section 6.3.          PCI Compliance/GLB. If Vendor receives PCI Data from Synchrony Financial or a Synchrony Affiliate, Vendor agrees to comply with and adhere to the Payment Card Industry (“PCI”) Data Security Standards promulgated by the PCI Data Security Standards Council and available at https://www.pcisecuritystandards.org. If at any time during the term hereof, Vendor is required to receive PCI Data in order to perform Services and fails to be in full compliance with the then current PCI Data Security Standards, Synchrony Financial shall have the right to terminate this Agreement, subject to Section 8.2(b), upon immediate written notice to Vendor, without penalty or further obligation of any kind. If Vendor shall process any Synchrony Confidential Information (including but not limited to Personal Data) that is subject to Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999 and regulations promulgated thereunder or other federal, state, and local laws, rules, regulations, and ordinances governing the privacy and security of Synchrony Confidential Information (collectively “Synchrony Information Privacy Laws”), Vendor agrees to comply with Synchrony Information Privacy Laws, and to protect and maintain the privacy of such Synchrony Confidential Information accordingly.

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Section 6.4.          Notification of Security Breach. Vendor shall notify Synchrony Financial as soon as reasonably practical, but in no event less than forty-eight (48) hours upon discovery or notification of any actual, suspected, potential or threatened Security Breach (as defined below). Vendor agrees to take action immediately, at its own expense, to identify and eradicate (or to equip Synchrony Financial to identify and eradicate) any further Security Breach and carry out any recovery reasonably necessary to remedy any impact of such Security Breach. Vendor shall also provide Synchrony Financial with a detailed description of the Security Breach, the type of data that was the subject of the Security Breach, the identity of each affected Person, and any other information Synchrony Financial may request concerning such affected Persons and the details of the breach, as soon as such information can be collected or otherwise becomes available. Vendor shall also carry out any recovery actions and notify, at its expense, all affected Persons as required by applicable law or by Synchrony Financial in its sole discretion. The foregoing does not relieve Vendor or prohibit Vendor from commencing any actions related to any notice or other obligations it may have under the law. The content of any filings, communications, notices, press releases, or reports related to any Security Breach (“Notices”) must first be approved by Synchrony Financial prior to any publication or communication thereof to any third party, except that the foregoing shall not prohibit Vendor from communicating with local, state or federal law enforcement when required to do so by law. Vendor shall pay for or reimburse Synchrony Financial for all costs, losses and expenses relating to any Security Breach, including without limitation, the cost of Notices; any such costs, losses and/or expenses shall not in any way be limited under this Agreement. “Security Breach” means any event or circumstances that involve unauthorized access, use, or acquisition of data that compromises the confidentiality, integrity or availability of any Synchrony Confidential Information (including any Personal Data) maintained, processed or transmitted by Vendor or any Affiliate of Vendor or subcontractors, or the loss or inability to account for any medium or equipment containing such Synchrony Confidential Information in an unencrypted state or any other circumstances as defined in any applicable local law.

Section 6.5.          Synchrony Financial PII. Company does not grant Vendor any rights to Synchrony Financial PII. Company does not intend to share, provide or supply any Synchrony Financial PII to Vendor. However, if Vendor receives any Synchrony Financial PII, Vendor will immediately (i) notify Synchrony Financial and (ii) indefeasibly delete and destroy such Synchrony Financial PII subject to Section 7.4.

ARTICLE VII
CONFIDENTIALITY

Section 7.1.          Agreements of Vendor Personnel. Vendor represents, warrants, and covenants that prior to the commencement of any Services, all Vendor personnel shall have executed a confidentiality and assignment agreement that is at least as restrictive as this Article VII, and that assigns full ownership of all Work Product and rights therein to Vendor, so that Vendor may transfer the relevant rights in the Work Product (other than those owned by Vendor under the express terms of Article VII) to Synchrony Financial in accordance with Article VII. Vendor shall not allow any Vendor personnel to provide any Services or to access Synchrony Confidential Information unless such Vendor personnel has signed such an agreement.

Section 7.2.          Confidentiality.

(a)          Non-Disclosure. Vendor shall keep in strictest confidence all information of Synchrony Financial or any Synchrony Affiliate that is confidential or proprietary in nature, including all such information identified as confidential at the time of disclosure or that, from the circumstances, in good faith should be treated as confidential, and that relates in any way to the business and affairs of Synchrony Financial, Synchrony Affiliates or their vendors or customers, that Vendor or Vendor personnel may acquire or develop in connection with or as a result of this Agreement or the Services to be provided hereunder (“Synchrony Confidential Information”). Synchrony Confidential Information expressly includes, but is not limited to, (i) the Work Product other than any Work Product filed with the Securities and Exchange Commission, (ii) all non-public financial information, business records, Synchrony Financial data, business processes, employee information, marketing plans, databases, reports, diagrams, schematics, log files, flow charts, software programs, hardware configurations, network architecture, security protocols, firewall settings and other technical information and (iii) Synchrony Personal Data. Vendor shall handle all Synchrony Confidential Information with the same degree of care as it uses to maintain the confidentiality of its own confidential information, which shall in no event be less than the highest degree of care.

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(b)          Exclusions. Vendor’s obligations under this Article VII shall not apply to any portion of Synchrony Confidential Information that: (i) at the time of its disclosure to Vendor was in the public domain or subsequently becomes a part of the public domain other than by breach of a confidentiality obligation, (ii) Vendor had in its possession at the time of disclosure by Synchrony Financial, as established by written documentation in existence at that time, and that was not acquired directly or indirectly from Synchrony Financial or with knowledge of confidentiality restrictions; or (iii) Vendor subsequently independently acquires by lawful means from a third party whose disclosure to Vendor does not violate a duty of confidentiality.

(c)          Compelled Disclosure. Should Vendor become compelled by a court or other body of competent jurisdiction to disclose any portion of Synchrony Confidential Information in connection with a lawsuit or similar proceeding or to any governmental agency, Vendor shall, to the extent not prohibited by law, rule or order, give Synchrony Financial prompt prior written notice of such fact, including in its notice the legal basis for the required disclosure and the nature of the Synchrony Confidential Information that must be disclosed. Vendor shall cooperate fully with Synchrony Financial in obtaining a protective order or other appropriate protection relating to the disclosure and subsequent use of the Synchrony Confidential Information. Vendor will disclose only that portion of the Synchrony Confidential Information that is legally required to be disclosed.

Section 7.3.          Acknowledgements and Restrictions. Vendor acknowledges that all Synchrony Confidential Information is valuable, is deemed to be a Trade Secret, and will be protected by civil and criminal law, including where appropriate, copyright law. As between the parties, all Synchrony Confidential Information shall remain the sole and exclusive property of Synchrony Financial or Synchrony Affiliates and other than the licenses expressly granted herein, no disclosure or permitted use of Synchrony Confidential Information under this Agreement shall be construed as the grant of any right, title or interest, by license or otherwise, in or to Synchrony Confidential Information. Except where Synchrony Financial is required by applicable law to permit it, neither Vendor nor any Vendor personnel may reverse engineer, decompile or disassemble Synchrony Confidential Information nor circumvent any protection schemes or devices supplied with any Synchrony Confidential Information. If Synchrony Financial grants Vendor or any Vendor personnel access to a Company computer network, Vendor or such Vendor personnel (as applicable) shall abide by all Company network use policies. Vendor shall access and use Synchrony Confidential Information only to the minimum extent necessary to exercise its rights or fulfill its obligations under this Agreement. Vendor agrees to protect the confidentiality of the applicable access password(s) and agrees to be strictly liable for any unauthorized access using such password(s). Vendor will not use or permit the use of any Synchrony Confidential Information for the benefit of anyone other than Company or as required to perform its obligations under this Agreement. Neither Vendor nor any Vendor personnel will use, copy, reprint, duplicate, or recreate in whole or in part, alone or in combination with anything else, any Synchrony Confidential Information, except as required for Vendor’s performance pursuant to this Agreement. Vendor agrees that the remedy at law for any breach or threatened breach of this Article VII shall be inadequate, and in addition to any other remedy available at law, in equity or under this Agreement, Synchrony Financial shall be entitled to seek injunctive relief.

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Section 7.4.          Return. Vendor covenants that upon demand therefor, upon the completion of any Services or as otherwise set forth in this Agreement, and upon termination or expiration of this Agreement, it will deliver to Synchrony Financial (or, to the extent lawful, destroy and certify to Synchrony Financial the destruction of) all copies of any and all Synchrony Confidential Information and all materials related or pertaining to this Agreement, including relevant planning data, or any technical and programming documentation and files, and will not retain any Synchrony Confidential Information in any form without the prior written consent of Synchrony Financial. Notwithstanding the foregoing, Vendor (a) may retain copies of Synchrony Confidential Information for the purposes of maintaining legal or regulatory compliance to which it may be subject or in connection with its internal document retention or corporate governance policies, and (b) is not required to destroy any computer records or files containing Synchrony Confidential Information which have been created pursuant to automatic archiving and back-up procedures. The terms and conditions set forth herein shall survive termination of this Agreement with respect to Synchrony Confidential Information retained pursuant to this Section 7.4.

ARTICLE VIII
RESIGNATION AND REMOVAL;
SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 8.1.          Eligibility Requirements for Vendor. Vendor must be a Person who (a) is not an Affiliate of Seller, Transferor, Servicer, Indenture Trustee, Trustee or any of their Affiliates and (b) was not, and is not an Affiliate of a Person that was, engaged by Seller or any underwriter to perform any due diligence on the Transferred Receivables.

Section 8.2.          Resignation and Removal of Vendor.

(a)          No Resignation of Vendor. Vendor will not resign as Asset Representations Reviewer unless (i) Vendor no longer meets the eligibility requirements in Section 8.1; (ii) upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law, (iii) with the consent of Synchrony Financial; (iv) in the event of non-receipt of payment, as described in this Section 8.2 or (v) upon one year’s (or such shorter period of time to which the Issuer may agree) written notice to the other parties hereto, which notice may be delivered at any time on or after the Permitted Resignation Date. Except as otherwise provided in clause (v) of the immediately preceding sentence, Vendor will deliver [ninety] days’ prior written notice of its resignation to the other parties hereto, and, in the case of a resignation pursuant to clause (i) or (ii) of the immediately preceding sentence, the Vendor shall deliver with such notice of resignation, an Opinion of Counsel supporting its determination.

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Subject to the terms of this Agreement, the Asset Representations Reviewer may resign and terminate this Agreement if it does not receive any payment required to be made in connection with an undisputed invoice under the terms of this Agreement, which failure continues un-remedied for a period of ninety (90) days after written notice of such failure shall have been given to Synchrony Financial.

(b)          Removal of Vendor for Cause. Subject to Section 8.2(e), Issuer, by notice to Vendor, may immediately remove Vendor and terminate its rights and obligations under this Agreement if any of the following events shall occur:

(i)          Vendor no longer meets the eligibility requirements in Section 8.1;

(ii)         Vendor breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)        an Insolvency Event of Vendor occurs.

(c)          Voluntary Removal of Vendor. Subject to Section 8.2(e), Issuer, in its sole discretion, may remove Vendor and terminate its rights and obligations under this Agreement by providing Vendor with at least [thirty] calendar days’ prior written notice (or, in the case of any violation of Section 6.3, immediately); provided, however, that any such termination without cause shall not be effective until the Vendor has completed and delivered all Review Reports for any then in-progress Asset Representations Review.

(d)          Notice of Resignation or Removal. Issuer will notify Synchrony Financial, Transferor, Seller, Servicer, Trustee and Indenture Trustee of any resignation or removal of Vendor.

(e)          Continue to Perform After Resignation or Removal. No resignation or removal of Vendor will be effective, and Vendor will continue to perform its obligations under this Agreement, until a successor Vendor has accepted its engagement according to Section 8.3(b).

Section 8.3.          Successor Vendor.

(a)          Engagement of Successor Vendor. Following the resignation or removal of Vendor, Issuer will engage a successor Vendor who meets the eligibility requirements of Section 8.1.

(b)          Effectiveness of Resignation or Removal. No resignation or removal of Vendor will be effective until the successor Vendor has executed and delivered to Issuer, Seller, Synchrony Financial, Servicer and Transferor an agreement accepting its engagement and agreeing to perform the obligations of Vendor under this Agreement or entering into a new agreement with Issuer, Servicer, Seller, Synchrony Financial and Transferor on substantially the same terms as this Agreement.

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(c)          Transition and Expenses. If Vendor resigns or is removed, Vendor will cooperate with Synchrony Financial, Seller, Servicer, Transferor and Indenture Trustee and take all actions reasonably requested to assist Synchrony Financial, Servicer, Transferor and Indenture Trustee in making an orderly transition of Vendor’s rights and obligations under this Agreement to the successor Vendor. Vendor will pay the reasonable expenses of transitioning Vendor’s obligations under this Agreement and preparing the successor Vendor to take on the obligations on receipt of an invoice with reasonable detail of the expenses from Synchrony Financial, Transferor or the successor Vendor; provided that Vendor will not be responsible for paying the transition expenses as described in this Section 8.3(c) if Vendor is removed by Issuer without cause or if Vendor is removed in accordance with clause (iv) of the first sentence of Section 8.2(a). Synchrony Financial will pay any reasonable expenses of transitioning Vendor’s obligations under this Agreement and preparing a successor Asset Representations Reviewer to take on the obligations of the Asset Representations Reviewer to the extent not paid by Vendor.

Section 8.4.          Merger, Consolidation or Succession. Any Person (a) into which Vendor is merged or consolidated, (b) resulting from any merger or consolidation to which Vendor is a party or (c) succeeding to the business of Vendor, if that Person meets the eligibility requirements in Section 8.1, will be the successor to Vendor under this Agreement. Such Person will execute and deliver to Issuer and Servicer an agreement to assume Vendor’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE IX
OTHER AGREEMENTS

Section 9.1.          No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by Transferor or by a trust for which Transferor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) Transferor or (ii) Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 9.1 will survive the termination of this Agreement.

Section 9.2.          Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of Issuer, (b) each of the representations, undertakings and agreements herein made on the part of Issuer is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Issuer under this document.

Section 9.3.          Termination of Agreement. This Agreement will terminate, except as provided in Section 12.10 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date Issuer is terminated under the Trust Agreement.

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Section 9.4.          Independence of Vendor. Vendor will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, Vendor will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer. Nothing in this agreement will make Vendor and the Issuer members of any partnership, joint venture or other separate entity or impose any liability of such on either of them.

ARTICLE X
indemnification

Section 10.1.          Indemnification by Vendor. Vendor agrees to indemnify, defend and hold Synchrony Financial, Synchrony Affiliates and assigns and their respective officers, directors, employees and agents harmless against any and all suits, claims, actions, proceedings, demands, damages, judgments, liabilities, costs, expenses (including reasonable attorneys’ fees and costs of investigation and settlement awards) of any kind (collectively, “Losses”) asserted by any person or entity (including, without limitation, relating to injury or death of any person or destruction of any property, real or personal) arising out of, connected with or resulting from (i) the material or intentional breach or violation by Vendor of any representation, warranty, covenant or obligation under this Agreement (including without limitation any other agreement or instrument delivered by it in connection with this Agreement or any applicable policy of Synchrony Financial provided to and acknowledged and accepted in writing by Vendor); (ii) the negligence, willful misconduct or bad faith of Vendor in the performance of its duties under this Agreement; (iii) the failure of Vendor or any subcontractor to properly and securely handle and manage Synchrony Confidential Information, including any Personal Data, or any breach of data security or confidentiality relating thereto; or (iv) any and all lien notices, lien claims, liens, encumbrances, security interests, or other lien rights of any kind filed by any party, including without limitation any subcontractor, which in whole or in part are based on any work, goods, services, material or equipment provided or to be provided under this Agreement.

Section 10.2.          Procedure. With respect to any claim for indemnification hereunder, the indemnified party shall send a written notice to the indemnifying party promptly upon becoming aware of any claim covered hereunder; provided, however, that the indemnified party’s failure to notify the indemnifying party of any such claim shall not relieve indemnifying party of its obligations hereunder. Indemnifying party shall have the obligation to assume the defense of any such claim if it gives written notice of its intent to assume the defense of such claim within twenty (20) days of receipt of indemnified party’s notice of such claim. If indemnifying party does so assume the defense of such claim, it may control such defense and any action related to such claim, and may enter into any settlement or compromise of such claim, provided that such settlement or compromise requires only the payment of money damages, all of which shall be paid by indemnifying party. Any other settlement or compromise shall require the prior written consent of indemnified party, which consent may be given or withheld in its sole discretion. Indemnified Party may also participate in such defense through its own counsel at its own expense. If indemnifying party fails to diligently defend any claim, or it fails to give notice of its assumption of the control and defense of any such claim within the requisite notice period as herein provided, then indemnified party shall have the right to defend any such claim in its sole discretion and with counsel of its own choosing, all at indemnifying party’s expense.

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Section 10.3.          Indemnification by Synchrony Financial. Synchrony Financial agrees to indemnify, defend and hold Vendor, Affiliates of Vendor and assigns and their respective officers, directors, employees and agents harmless against any and all Losses of any kind asserted by any person or entity (including, without limitation, relating to injury or death of any person or destruction of any property, real or personal), arising out of, connected with or resulting from any act taken by the Asset Representations Reviewer (acting in good faith) under this Agreement or the Indenture, unless such Losses are the result of (a) the material breach of this Agreement or the Indenture, as applicable, by the Asset Representations Reviewer, (b) the Asset Representations Reviewer’s failure to comply with requirements of applicable federal, state and local laws and regulations, in performing its duties as the Asset Representations Reviewer hereunder or the Indenture, as applicable, (c) the negligence, willful misconduct or bad faith of the Asset Representations Reviewer, or (d) any material failure of the representations, warranties or covenants made by the Asset Representations Reviewer hereunder or in connection herewith to be true and correct.

ARTICLE XI
LIMITATIONS OF LIABILITY.

Section 11.1.          Limitation of Liability. The Asset Representations Reviewer will not be liable to any person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment; however, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement and the Indenture. In no event will any party hereto be liable for special, indirect or consequential damages (including loss of profit).

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.1.          Amendments.

(a)          This Agreement only can be modified in a written document executed by the parties hereto without the consent of the Noteholders or any other Person; provided, that, except with respect to amendments (i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Vendor or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement, either (a) such amendment shall not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding Note or (b) the Rating Agency Condition is satisfied with respect to such amendment. With respect to any amendment for which clauses (a) or (b) of the immediately preceding sentence cannot be satisfied, this Agreement can be amended with the consent of the Noteholders of a majority of the Outstanding Principal Balance of the Notes of each adversely affected Series.

(b)          Notice of Amendments. Transferor will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, Transferor will deliver a copy of the amendment to the Rating Agencies.

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Section 12.2.          Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)          Assignment. Except as stated in Section 8.4, this Agreement may not be assigned by Vendor without the consent of Synchrony Financial, Seller, Servicer and Transferor. Any Synchrony Affiliate party to this Agreement may assign, upon notice to Vendor, any of its rights and delegate any of its duties under this Agreement, either in whole or in part at anytime, to any Synchrony Affiliate or successor of any Synchrony Affiliate. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.

(b)          Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. Indenture Trustee, for the benefit of the Noteholders, and the Synchrony Affiliates will be third-party beneficiaries of this Agreement and entitled to enforce this Agreement against Vendor. No other Person will have any right or obligation under this Agreement.

Section 12.3.          Notices.

(a)          Notice. All notices to be given to the parties hereunder shall be in writing and shall be deemed to have been given and be effective when delivered personally or if sent by certified mail, return receipt requested, postage prepaid addressed to the parties at the addresses set forth in Section 12.3(b), or to such other address as either party may designate by notice to the other parties pursuant to this Section.

(b)          Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to (i) (a) in the case of Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902, Attention: [●], (b) in the case of Transferor, 777 Long Ridge Road, Stamford, Connecticut 06902, Attention: [●], (c) in the case of Indenture Trustee, 60 Wall Street, 16th Floor, Mail Stop NYC60-1625, New York, New York 10005, Attention: Corporate Trust and Agency Services, (d) in the case of Servicer, [777 Long Ridge Road, Stamford, Connecticut 06902], Attention: [●], (e) in the case of Vendor, Clayton Fixed Income Services LLC, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: [●], and (f) in the case of Issuer, [●]; or (ii) as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 12.4.          Language. Regardless of any language into which this Agreement may be translated and/or thereafter executed, the official, controlling and governing version of this Agreement shall be exclusively the English language version. The headings as to the contents of particular sections of this Agreement are inserted for convenience of reference only and shall in no way define, limit, expand, or otherwise affect the construction or interpretation of any provision of this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

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Section 12.5.          Governing Law. This Agreement shall be interpreted and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of law principles. The United Nations Convention on Contracts for the International Sale of Goods is excluded. Any judicial action or proceeding between the parties relating to this Agreement must be brought in the courts of the State of New York, U.S.A., or the United States District Court for New York. Each party consents to the jurisdiction of such courts, agrees to accept service of process by mail, and hereby waives all jurisdictional and venue defenses otherwise available to it.

Section 12.6.          No Waiver. The failure of either party at any time or times to enforce or require performance of any provision contained in this Agreement shall in no way operate as a waiver or affect the right of such party at a later time to enforce such provision.

Section 12.7.          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior written agreements and contemporaneous oral agreements with respect to the subject matter hereof; provided, that if the parties have entered into a confidentiality and non-disclosure agreement, the terms of such agreement shall survive and govern the parties’ obligations as set forth in such agreement between the execution date thereof and the effective date of this Agreement. Neither party has relied upon any representation of the other not set forth herein as an inducement to enter into this Agreement.

Section 12.8.          Severability. Each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if any provision contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject, or otherwise unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law.

Section 12.9.          Independent Contractor. Vendor and all Vendor personnel are independent contractors and neither Vendor nor any Vendor personnel shall be deemed an employee of Company. Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties. Neither Vendor nor any Vendor personnel shall have the right to bind Company to any contract, agreement, or obligation.

Section 12.10.         Survival. All provisions of this Agreement related to confidentiality, indemnification, intellectual property rights, warranties, non-solicitation, and limitations on liability shall expressly survive any termination or expiration of this Agreement.

Section 12.11.         Use of Marks. Vendor parties shall not use Synchrony Financial’s or any Synchrony Affiliate’s name, photographs, logo, trademark, or other identifying characteristics or that of any Synchrony Affiliate without Synchrony Financial’s prior written approval.

Section 12.12.         Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”). The words, “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders.

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Section 12.13.         Force Majeure. Subject to paragraph (b) below, neither party shall be liable for any failure or delay in the performance of its obligations under this Agreement to the extent such failure or delay both: (i) is caused by any of the following: acts of war, terrorism, civil riots or rebellions; quarantines, embargoes and other similar unusual governmental action; extraordinary elements of nature or acts of God (other than localized fire, hurricane, tornado or flood); and (ii) could not have been prevented by the non-performing party’s reasonable precautions or commercially accepted processes, or could not reasonably be circumvented by the non-performing party through the use of substitute services, alternate sources, work-around plans or other means by which the requirements of a customer of services substantively similar to the Services hereunder would be satisfied. Events meeting both of the criteria set forth in clauses (i) and (ii) above are referred to individually and collectively as “Force Majeure Events.” The parties expressly acknowledge that Force Majeure Events do not include vandalism, the regulatory acts of governmental agencies, labor strikes, or the non-performance of third parties or subcontractors relied on for the delivery of the Services, unless such failure or non-performance by a third party or subcontractor is itself caused by a Force Majeure Event, as defined above. Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance or observance of the affected obligation(s) for as long as such circumstances prevail, and such party continues to attempt to recommence performance or observance to the greatest extent possible without delay provided that the non-performing party shall provide the other party with written notice immediately upon becoming actually aware of its occurrence.

Section 12.14.         Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one Agreement.

[Remainder of Page Left Blank]

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EXECUTED BY:

SYNCHRONY FINANCIAL

By:
Name:
Title:

SYNCHRONY BANK, as Seller

By:
Name:
Title:

RFS HOLDING, L.L.C., as Transferor

By:
Name:
Title:

[●], as Servicer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

SYNCHRONY CREDIT CARD MASTER NOTE TRUST, as Issuer

By:
Name:
Title:

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

Representations and Warranty	Review Materials	Tests

Attachment 1

REQUIRED INSURANCE COVERAGE
As Required by Article IV of the Agreement

Vendor, shall at its own expense provide and maintain throughout the performance of Services, the following insurance coverages and limits:

Employer’s Liability Insurance/Workers’ Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance as prescribed by the law of the state in which the Services are to be performed with minimum limits per employee and per event of $1,000,000 USD or the minimum limits required by law, whichever limits are greater;

Commercial General liability Insurance, including Products, Completed Operations, Premises Operations, Personal and Advertising Injury, Contractual and Broad Form Property Damage liability coverages, on an occurrence basis, with a minimum combined single limit of $1,000,000 per occurrence and $2,000,000 in the aggregate;

Automotive Liability Insurance covering use of all owned (if any), non-owned and hired automobiles for bodily injury, property damage, uninsured motorist and underinsured motorist liability with a minimum combined single limit per accident of $1,000,000 USD or the minimum limit required by law, whichever limit is greater;

Comprehensive Crime, Employee Dishonesty and Computer Theft coverage, for loss arising out of or in connection with any fraudulent or dishonest acts committed by the employees of Vendor, acting alone or in collusion with others, including the property and funds of others in their possession, care, custody or control, and such policy extends to Company’s property in the event of any theft of Company money or property, or money or property of others for which Company is responsible and in the possession of Vendor, with a minimum limit per event of not less than $1,000,000 USD;

Professional Errors & Omission insurance covering the activities of Vendor, with coverage limits of not less than Five Million Dollars per claim or per occurrence/Five Million Dollars aggregate ($5,000,000/$5,000,000). Policy may be placed either on an “occurrence” basis with full prior acts coverage for claims arising out of services rendered on a “claims made” basis, providing coverage for claims arising out of services rendered without any limitations for prior acts, and which may provide a one (1) year tail or grace period for claims made after the expiration date of the policy.

If Vendor will have access to IT systems or Personal or Synchrony Personal Data, Privacy Liability and Network Risk Insurance covering the activities of the contractor, including loss of, mishandling of or failure to prevent unauthorized access to, or use of, systems or data, including data containing private or confidential information of Company or others for which Company is responsible, with coverage limits of not less than $10,000,000 in the aggregate. Policy may be placed either on an “occurrence” basis with full prior acts coverage for claims arising out of services rendered on a “claims made” basis, providing coverage for claims arising out of services rendered without any limitations for prior acts, and which may provide a one (1) year tail or grace period for claims made after the expiration date of the policy.

Umbrella Liability Insurance with a minimum limit of $5,000,000 USD in excess of the insurance coverage described in, Section 13.05 (b) and (c) above;

Vendor will add Company as an additional insured to the insurance policies noted in this section of the agreement with the exception of errors and omissions, workers compensation insurance and Crime Insurance , and provide Company at least thirty (30) days’ prior written notice prior to lapse or termination of any of the above insurance coverages. Upon Company’s request, Vendor shall provide Company with a certificate of insurance certifying that minimum insurance coverages as required above are in effect. Vendor shall notify Company promptly of any modification, cancellation or lapse of any insurance coverage required by this Attachment 1 to the Agreement.

Insurance companies affording coverage hereunder must have an A-VII or better rating, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies. If during the term of this Agreement an Vendor insurer fails to meet or exceed such rating, Vendor will place such coverage with an insurer with such rating as soon as commercially reasonable. Vendor will require that its Subcontractors maintain adequate levels of insurance coverage, with limits commensurate with the nature and extent of the services being performed by such Subcontractor.

All insurance maintained by Vendor in compliance with this Agreement, shall be primary to any other insurance owned, secured or placed on behalf of Company, which insurance shall not be called upon by Vendor’s insurer to contribute in any way. Vendor shall secure endorsements to this effect from all insurers of such policies.